EXHIBIT 99.1

SUBSCRIPTION FOR COMMON STOCK

MOUNTAIN BANK HOLDING COMPANY

(Existing Shareholder)

STOCK ISSUE: 60,000 shares of common stock, no par value (“Common Stock”), are to be subscribed for and issued at $15.00 per share. Such shares are being offered first to existing shareholders, who may purchase up to 2,500 Shares. Shares of Common Stock are offered on a first-come-first-served basis.

The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the “Company”), dated             , 2004, hereby offers to purchase the number of shares of the Common Stock of the Company set forth below at a subscription price of $15.00 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for

(No Minimum—Maximum 2,500)
Purchase price (enclosed)	$

SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON             , 2004, THE EXPIRATION DATE OF THE EXCLUSIVE OFFERING TO EXISTING SHAREHOLDERS. SUBSCRIPTIONS RECEIVED AFTER             , 2004, AND PRIOR TO             , 2004, UNLESS THE OFFERING IS TERMINATED EARLIER, WILL NOT BE GIVEN PRIORITY (OTHER THAN FIRST-COME, FIRST-SERVED) OVER SHARES OFFERED TO THE GENERAL PUBLIC. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $15.00 per share)

_______________________________________	________________

_______________________________________	________________

IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022 Date: ____________________, 2004

(Signature)	(Signature) (If shares to be issued in more than one name)

Name (Please print or type)	Name (Please print or type)

Street Address	Street Address

City and State ZIP	City and State ZIP

Telephone:____________________________	Telephone:_________________________

Social Security No.:_____________________ or Taxpayer ID No.	Social Security No.:__________________ or Taxpayer ID No.

IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.

SUBSCRIPTION FOR COMMON STOCK

MOUNTAIN BANK HOLDING COMPANY

(New Shareholder)

STOCK ISSUE: 60,000 shares of common stock, no par value each (“Common Stock”), are to be subscribed for and issued at $15.00 per share. The Common Stock will be issued and sold to new shareholders after a priority offering to existing shareholders. All sales are on a first-come-first-served basis, following the priority offering to existing shareholders.

The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the “Company”), dated             , 2004, hereby offers to purchase the number of shares of the Common Stock of the Company (minimum 100 shares – maximum 2,500 shares) set forth below at a subscription price of $15.00 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for

(Minimum 100 shares – maximum 2,500 shares)
Aggregate purchase price (enclosed)	$

SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON             , 2004, THE EXPIRATION DATE OF THE OFFERING. ALL SALES TO NEW SHAREHOLDERS ON A FIRST-COME, FIRST-SERVED BASIS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $15.00 per share)

_______________________________________	____________

_______________________________________	____________

☐	I/we hereby certify that I/we am/are bona fide residents of the State of Washington. (Check box if applicable. If not applicable, indicate state of residence: ).

IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022 Date: ____________________, 2004

(Signature)	(Signature) (If shares to be issued in more than one name)

Name (Please print or type)	Name (Please print or type)

Street Address	Street Address

City and State ZIP	City and State ZIP

Telephone:____________________________	Telephone:_________________________

Social Security No.:_____________________ or Taxpayer ID No.	Social Security No.:__________________ or Taxpayer ID No.

IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.